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                                                                    EXHIBIT 4.3
                                                                    -----------

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                               Sealy Corporation,

                                   as Issuer,

                                  $200,000,000

                   10 1/4% SENIOR SUBORDINATED NOTES DUE 2003

                       _________________________________


                               _________________

                         SECOND SUPPLEMENTAL INDENTURE

                         Dated as of December 5, 1997
                               _________________



                               _________________


                              The Bank Of New York

                               _________________

                   Successor Trustee to Mellon Bank, F.S.B.


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            SECOND SUPPLEMENTAL INDENTURE dated as of December 5, 1997 between
Sealy Corporation., a Delaware corporation (the "Company"), as issuer, and The Bank of New York, as successor trustee (the "Trustee") to Mellon Bank, F.S.B., to the INDENTURE, dated as of May 7, 1993 between the Company and the Trustee, as supplemented by the FIRST SUPPLEMENTAL INDENTURE, dated as of February 19, 1997 between the Company and the Trustee (as so supplemented, the "Indenture").

Section 1.  Waiver of Certain Restrictive Covenants and Events of Default.  The
            -------------------------------------------------------------
application of Section 4.03 - "Limitation on Debt", Section 4.04 - "Limitation on Debt and Preferred Stock of Subsidiary", Section 4.05 - "Limitation on Restricted Payments", of the Indenture are hereby waived with respect to the Offer, the Solicitation and the other Transactions (each as defined in the Company's Offer to Purchase and Consent Solicitation Statement (the "Statement"), dated November 18, 1997 with respect to the Notes) and any Event of Default under Section 6.01 of the Indenture which has occurred or may occur in connection with the Refinancing is hereby waived.

Section 2.  Amendments to the Indenture
            ---------------------------

     (a) The following covenants and all references thereto are hereby deleted from the Indenture: Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09,
and 5.01.

     (b) Section 4.02 is modified to provide that following completion of a registered exchange offer for any securities issued by Sealy Mattress Company, as described in the Preliminary Offering Circular, dated as of November 26, 1997, the Company may satisfy its obligations to Securityholders by delivery of periodic reports filed with the SEC by either the Company or Sealy Mattress Company.

     (c) The definition of "Permitted Holder" in Section 1.01 is amended to include all persons who will beneficially own 5% or more of the equity of the Company upon consummation of the Transactions.

     (d) The following Events of Default and all references thereto are hereby deleted from the Indenture: clauses (3) and (4) (as it relates to compliance with the covenants listed in (a) above).

     (e) All definitions in the Indenture which are used exclusively in the Sections and clauses deleted pursuant to (a), (b), (c) and (d) above are hereby deleted.

Section 3.  Effectiveness; Operativeness
            ----------------------------

            (a) This Second Supplemental Indenture will become effective and binding upon the Company, the Trustee and the Securityholders as of the day and year first above written and (b) Section 2 of this Second Supplemental Indenture will become operative on the Acceptance Date (as defined in the Statement).

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Section 4.  Reference to and Effect on the Indenture
            ----------------------------------------

            (a) On and after the effective date of this Second Supplemental Indenture, each reference in the Indenture to "this Indenture," "hereunder," "hereof," or "herein" shall mean and be a reference to the Indenture as supplemented by this Second Supplemental Indenture unless the context otherwise requires.

            (b) Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

Section 5.  Governing Law
            -------------

            This Second Supplemental Indenture shall be construed and enforced in accordance with the laws of the State of New York.

Section 6.  Defined Terms
            -------------

            Unless otherwise indicated, capitalized terms used herein and not defined shall have the respective meanings given such terms in the Indenture.

Section 7.  Counterparts and Method of Execution
            ------------------------------------

            This Second Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

Section 8.  Titles
            ------

            Section titles are for descriptive purposes only and shall not control or alter the meaning of this Second Supplemental Indenture as set forth in the text.

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          IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be executed as of the day and year first above written.

                                 Sealy Corporation



                                 By:  /s/ RONALD STOLLE
                                      _________________________________
                                      Its: Vice President and Treasurer


                                 The Bank of New York
                                 as Trustee



                                 By:  /s/ MARY JANE MORRISSEY
                                      _________________________________
                                      Its: Vice President

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